EXHIBIT 1.1

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

      This DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of ________, is entered into by and among __________ (the "Authorized Participant"), DB Commodity Index Tracking Fund, a Delaware statutory trust (the "Trust"), and DB Commodity Services LLC, a Delaware limited liability company, as managing owner of the Trust (the "Managing Owner").

                                    SUMMARY

      As provided in the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of two hundred thousand (200,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No.:
333-______), as declared effective by the Securities and Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement") together with the prospectus of the Trust (the "Prospectus") included therein. Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository Trust Company ("DTC"), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

      Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act of 1933, as amended ("1933 Act"), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order Subscription Agreement (defined below).

      Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

      To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

      Section 1. Order Placement. To place orders for the Managing Owner to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in

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Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

      Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

      (a) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Managing Owner of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

      (b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

      (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

      (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

      Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures.



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

      (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order Subscription Agreement") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order Subscription Agreement and Redemption Order, an "Order") may not be revoked by the Authorized Participant upon its delivery to the Managing Owner. A form of Purchase Order Subscription Agreement is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

      (c) The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

      (d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

      (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the American Stock Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted;
(ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust's assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

      Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Managing Owner shall charge, and the Authorized Participant shall pay from its DTC account to the Managing Owner, the Transaction Fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until 4:00 p.m. on the Redemption Order Date (the "Redemption Settlement Time"), for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized Participant will be charged by the Managing Owner the greater of (i) $[300] and (ii) $[30] times the number of Redemption Baskets covered by the Redemption Order.

      Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Managing Owner notarized and duly certified as appropriate by its secretary or other duly authorized official, a



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certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an "Authorized Person"). The Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Managing Owner receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Managing Owner and such notice shall be effective upon receipt by the Managing Owner. The
Managing Owner shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized
Person. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Managing Owner.

      Section 6. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Managing Owner for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Managing Owner the third Business Day following the Redemption Order Date.

      Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust or the Managing Owner in any matter or in any respect.

      (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

      (c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

      (d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Managing Owner upon the reasonable request of the Managing Owner.



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

      Section 8. Indemnification.

      (a) The Authorized Participant hereby indemnifies and holds harmless the Trust and the Managing Owner, their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorney's fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

      (b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Managing Owner Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorneys' fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.



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      (c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term "affiliate" in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Sections 8(a) or 8(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managing Owner and the Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Managing Owner on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Managing Owner or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

      (e) The Managing Owner and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the Authorized Participant and distributed to the public exceeds the amount of any damage which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.



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

      (f) The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Managing Owner, against any of the Managing Owner's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

      Section 9. (a) Limitation of Liability. Neither the Managing Owner nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

      (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

      Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

      Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

      Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

      (a) The Authorized Participant represents, warrants and covenants that
(i), without the written consent of the Managing Owner, the Authorized Participant will not make, or permit



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any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus. Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Managing Owner to the Authorized Participant in reasonable quantities upon request.

      (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Managing Owner prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

      (c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

      (d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust
(i) in the section of the Prospectus included within the Registration Statement entitled "Creation and Redemption of Shares" and in any other section as may be required by the SEC and (ii) on the Trust's website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Managing Owner will promptly update the Trust's



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website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

      Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of the Trust, covenants and agrees:

      (a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

      (b) to furnish to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of either (x) Sidley Austin Brown & Wood LLP, counsel for the Managing Owner, or (y) special Delaware counsel for the Managing Owner addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

      1. the Trust is validly existing as a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this Agreement;

      2. the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

      3. the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

      4. this Agreement has been duly authorized, executed and delivered by the Managing Owner;

      5. the Shares issuable by the Trust as described in the Registration Statement, when issued in accordance with the terms of the Trust Agreement as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

      6. the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;



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      7.    the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

      8. the Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

      9. no approval, authorization, consent or order of or filing with any federal, or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Trust and the Managing Owner of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

      10. the execution, delivery and performance of this Agreement by the Managing Owner, the issuance and delivery of the Shares by the Trust and the consummation by the Managing Owner on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel (based on a certificate of an officer of the Managing Owner) to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, or Delaware law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust (based, in the case of any decree, judgment or order, on a certificate of an officer of the Managing Owner);

      11. to such counsel's knowledge, neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or Delaware law, regulation or rule applicable to the Managing Owner or the Trust;

      12. to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

      13. to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Managing Owner is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

      14. the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      15. the information in the Registration Statement and the Prospectus under the headings "Risk Factors--Competing claims over ownership of intellectual property rights related to the Fund could adversely affect the Fund and an investment in the Shares," "Description of the Shares," "United States Federal Tax Consequences," and "Description of the Trust Agreement" insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Managing Owner, representatives of the independent public accountants of the Trust and representatives of the Authorized Participant at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);

     (c) to cause [name of accountants] to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (d) to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Managing Owner in the form attached hereto as Exhibit D.

     In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner as to matters covered thereby to the Authorized Participant;

     (e) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust's reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

     Section 14. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

     Section 16. Ambiguous Instructions. If a Purchase Order Subscription Agreement or a Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Managing Owner, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the Procedures). If the Managing Owner is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Managing Owner not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

     Section 17. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any DB Commodity Index Tracking Fund Participant Agreement (other than this Agreement), the Managing Owner will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

     (h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this

Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner's notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner will so notify the Authorized Participant immediately.

     (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and
(ii) "including" means "including, but not limited to."

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DB Commodity Services LLC
Managing Owner of the DB Commodity Index
Tracking Fund                            [Name of Authorized Participant]

By:                                      By:
            -----------------------                  -------------------------
Name:                                    Name:
            -----------------------                  -------------------------
Title:                                   Title:
            -----------------------                  -------------------------
Address:                                 Address:
            -----------------------                  -------------------------
Telephone:                               Telephone:
            -----------------------                  -------------------------
Facsimile:                               Facsimile:
            -----------------------                 --------------------------

DB Commodity Index Tracking Fund
  By DB Commodity Services LLC,
      as Managing Owner of
      DB Commodity Index Tracking Fund

By:
            --------------------
Name:
            --------------------
Title:
            --------------------
Address:
            --------------------
Telephone:
            --------------------
Facsimile:
            --------------------

                                   EXHIBIT A

                       DB COMMODITY INDEX TRACKING FUND

        FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

      The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the DB Commodity Index Tracking Fund Participant Agreement.

Authorized Participant:   _______________________

Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------                --------------------------
Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------               ---------------------------

      The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the DB Commodity Index Tracking Fund Participant Agreement by and between [name of Authorized Participant], DB Commodity Index Tracking Fund and DB Commodity Services LLC, dated [date], and that their signatures set forth above are their own true and genuine signatures.

      In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me        By:
this ___ day of _______, 20__                 --------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------
                                         Date:
-------------------------------------         --------------------------------
Notary Public

                                   EXHIBIT B

                       DB COMMODITY INDEX TRACKING FUND

                FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Declaration of Trust and Trust Agreement (the "Trust Agreement") of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order and Subscription Agreement he/she is making the representations and warranties set forth in Annex A to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreements to the Managing Owner on behalf of the Authorized Participant.

                                               [NAME OF AUTHORIZED PARTICIPANT]
Date:                                          By:
     -------------------                          -----------------------------
                                                  Name:
Accepted by                                       Title:
DB Commodity Index Tracking Fund
By:  DB Commodity Service LLC, as manager owner
By:
   --------------------------------------------
    Name:
    Title:

                              ANNEX TO EXHIBIT B
                                      TO
                     PURCHASE ORDER SUBSCRIPTION AGREEMENT
                PURCHASER'S REPRESENTATIONS AND WARRANTIES AND
                               POWER OF ATTORNEY

     1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Certain entities which acquire Shares may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

     2. Disclosure Document. The Authorized Participant has received the Trust's Prospectus which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

     3. Monthly Report. If trading for the Trust has commenced, the Authorized Participant has received a copy of its most recent monthly report as required by the CFTC.

     4. Power of Attorney. In connection with the the Authorized Participant's acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant's subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant's Units.

                                   EXHIBIT C

                       DB COMMODITY INDEX TRACKING FUND

                           FORM OF REDEMPTION ORDER

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Redemption Orders are subject to the terms and conditions of the Declaration of Trust and Trust Agreement of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

                                         [NAME OF AUTHORIZED PARTICIPANT]
Date:                                    By:
     -------------------                    ----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D

                       DB COMMODITY INDEX TRACKING FUND

                           DB COMMODITY SERVICES LLC

                             OFFICER'S CERTIFICATE

      The undersigned, a duly authorized officer of DB Commodity Services LLC, a Delaware limited liability company (the "Managing Owner") of the DB Commodity Index Tracking Fund (the "Trust"), and pursuant to Section 13(d) of the DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of __________, by and between the Managing Owner and __________ (the "Authorized Participant"), hereby certifies that:

      1. Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

            (a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus; and neither the Managing Owner nor any person known to the Managing Owner acting on behalf of the Trust has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

            (b) the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Declaration of Trust and Trust Agreement (the "Trust Agreement") authorizes the Managing Owner to issue and deliver the Shares to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

            (c) the Managing Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

            (d) the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

            (e) complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

            (f) the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

            (g) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (h) the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust and the Managing Owner, enforceable against the Trust and the Managing Owner in accordance with its terms;

            (i) neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

            (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the National Association of Securities Dealers (the "NASD");

            (k) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (l) each of the Managing Owner and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trust;

            (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

            (n) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trust, or any of the Managing Owner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

            (o) [Name of Accountants], whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

            (p) the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

            (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner or the Trust, (ii) any transaction which is material to the Managing Owner or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust, which is material to the Trust, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Managing Owner or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

            (r) the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act;

            (s) except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property"); (i) to the knowledge of the Managing Owner or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trust; (ii) to the knowledge of the Managing Owner or the Trust, there is no infringement by third parties of any Intellectual Property;
                  (iii) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the Managing Owner's or the Trust's rights in or to any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others that the Managing Owner or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (vi) to the knowledge of the Managing Owner or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

            (t) all tax returns required to be filed by the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

            (u) neither the Managing Owner nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trust or any other party to any such contract or agreement;

            (v) with respect to its activities on behalf of the Trust, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner's duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust in accordance with the Trust Agreement;

            (w) on behalf of the Trust, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;

            (x) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

            (y) neither the Managing Owner, nor any of the Managing Owner's directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of the NASD and any of the Managing Owner's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

                  For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

      2. Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

                          [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, I have hereunto, on behalf of the Managing Owner, subscribed my name this _____ day of _________.

                                       By: ________________________

                                       Name:
                                       Title:

I, _______________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the Managing Owner, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                       By: ________________________

                                       Name:
                                       Title:

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

                                 ATTACHMENT A

                 DB COMMODITY INDEX TRACKING FUND PROCEDURES

      CREATION AND REDEMPTION OF DB COMMODITY INDEX TRACKING FUND SHARES

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more Baskets of DB Commodity Index Tracking Fund shares (the "Shares") issuable by DB Commodity Index Tracking Fund (the "Trust"), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a "Participant"). Shares may be created or redeemed only in blocks of 200,000 Shares (each such block, a "Basket").

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement"), dated as of ____________ 2005, between Wilmington Trust Company, as trustee of the Trust (the "Trustee") DB Commodity Services LLC, as managing owner (the "Managing Owner") and the Unitholders party thereto from time to time or the Participant Agreement entered into by each Participant with the Trust and the Managing Owner.

For purposes of these Procedures, a "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

"Order Cut-Off Time" means 10:00 am, New York time, on each Business Day.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Managing Owner to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Managing Owner in exchange for the Creation Basket Capital Contribution, which the Managing Owner receives from Participants or Redemption Distributions to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Managing Owner (the "Transaction Fee").

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution it intends to transfer to the Trust in exchange for Creation Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures.

Upon acceptance of the Participant Agreement by the Managing Owner, the Managing Owner will assign a personal identification number (a "PIN number") to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized

Person(s) to place Purchase Order Subscription Agreement(s) or Redemption Order(s) for Baskets.

Important Notes:

      o Any Order is subject to rejection by the Managing Owner for the reasons set forth in the Trust Agreement or the Participant Agreement.

      o All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

                               CREATION PROCESS

An order to purchase one or more Creation Baskets placed by a Participant with the Managing Owner bythe Order Cut-Off Time on a Business Day (such day, "Purchase Order Subscription Date") results in the issuance and delivery of Creation Baskets at or shortly after the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date if the Managing Owner has received:

      o  for its own account, the Transaction Fee, and

      o for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

                              CREATION PROCEDURES

      1. By the Order Cut-Off Time (10:00 a.m. N.Y. time) on the Purchase Order Subscription Date, an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Purchase Order and Subscription Agreement with the Managing Owner to create an identified number of Creation Baskets and to request that the Managing Owner provide an order number (an "Order Number"). The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Purchase Order and Subscription Agreement. The Participant then completes and faxes to the Managing Owner the Purchase Order Subscription Agreement included as Exhibit B to the Participant Agreement. The Purchase Order Subscription Agreement must be completed and also include the Authorized Person's signature, the number of Creation Baskets being purchased, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Purchase Order Subscription Agreement from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Subscription Agreement to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Purchase Order and Subscription Agreement on time in accordance with the preceding timing rules, then by 11:30 a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Purchase Order and Subscription Agreement submitted, marking it "Accepted." The Managing Owner also indicates on the Purchase Order Subscription Agreement the amount of cash necessary for the Creation Basket Capital Contribution, and provides details of the method of payment required for the Creation Basket Capital Contribution.

      4. If the Managing Owner rejects a Purchase Order Subscription Agreement pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Purchase Order Subscription Agreement was rejected.

      5. At the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date the Managing Owner authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Managing Owner has received confirmation of receipt of (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

      6. The Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for the credit of the account of the Participant that placed the Purchase Order Subscription Agreement.

                  [Redemption Process Follows on Next Page]

                              REDEMPTION PROCESS

         An order to redeem one or more Redemption Baskets placed by a Participant with the Managing Owner by the Order Cut-off Time on a Business Day (such day, "Redemption Order Date") results in the following taking place by the opening of trading on the Exchange on the Business Day immediately following the Redemption Order Date (the "Redemption Settlement Time"):

      o if the Trustee's account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

                             REDEMPTION PROCEDURES



      1. By the Order Cut-off Time (10:00 a.m. N.Y. time), an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Redemption Order with the Managing Owner to redeem an identified number of Redemption Baskets and to request that the Managing Owner provide an Order Number. The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Redemption Order Form. The Participant then completes and faxes to the Managing Owner the Redemption Order Form included as Exhibit C to the Participant Agreement. The Redemption Order Form must include the Authorized Person's signature, the number of Redemption Baskets redeemed, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Redemption Order Form from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item
            (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by [11:30] a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Redemption Order Form submitted, marking it "Affirmed." The Managing Owner also indicates on the Redemption Order Form the amount of cash to be delivered in the Redemption Distribution, and provides details of the method of payment of the cash Redemption Distribution.

      4. If the Managing Owner rejects a Redemption Order pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

      5. By the "Redemption Settlement Time", if the Managing Owner's account at the Depository has by 9:00 a.m. New York time on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

      6. If by the Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Trustee will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). [For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Redemption Baskets included in the Suspended Redemption Order.]

      7. If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Trustee's account at the Depository by 9:00 a.m. New York time on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (5) above.

      8. If by such Redemption Settlement Time the Trustee has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.